FIRST AMENDMENT TO LETTER AGREEMENT

         THIS FIRST AMENDMENT TO LETTER AGREEMENT (this "Amendment") is entered into effective as of January 3, 2000, by and between TELENETICS CORPORATION, a California corporation (the "Company"), and M.H. MEYERSON & CO., INC. ("Meyerson").

                                 R E C I T A L S

         A. Effective as of January 3, 2000, the Company and Meyerson entered into a letter agreement (the "Agreement") pursuant to which Meyerson agreed to perform investment banking services on a non-exclusive basis for the Company on the terms set forth in the Agreement.

         B. The Agreement uses the dates December 13, 1999 and December 13, 2004 as key dates; however, the Company and Meyerson intended that such dates would be January 3, 2000 and January 3, 2005, respectively.

         C. The Company and Meyerson desire to amend the terms of the Agreement to correct this discrepancy.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All references in the Agreement to "December 13, 1999" are hereby amended to read "January 3, 2000."

         2. All references in the Agreement to "December 13, 2004" are hereby amended to read "January 3, 2005."

         3. The reference in paragraph four to "December November 13, 2004" is hereby amended to read "January 3, 2005."

         4. Except as amended by this Amendment, the Agreement shall remain unchanged.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on March 17, 2000, to be effective as of the date first above written.

TELENETICS CORPORATION                  M.H. MEYERSON & CO., INC.


By: /S/ Michael A. Armani               By: /S/ Michael Silvestri
    ----------------------------            ----------------------------
    Michael A. Armani, President            Michael Silvestri, President